EXHIBIT 23.1


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------

We consent to the incorporation by reference in the Registration Statement of Napco Security Technologies, Inc. (formerly known as Napco Security Systems, Inc.) and Subsidiaries on Form S-8, File No. 333-14743 of our report dated September 30, 2008, with respect to our audit of the consolidated financial statements and related consolidated financial statement schedules of Napco Security Technologies, Inc. and Subsidiaries as of June 30, 2008 and for the year ended June 30, 2008.

Our report on the consolidated financial statements refers to a change in the method of accounting for uncertain tax positions in accordance with FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes - an Integration of FASB Statement No. 109" on July 1, 2007.

/s/ Marcum LLP
--------------

Marcum LLP (formerly Marcum & Kliegman LLP)
Melville, New York
September 30, 2008

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We have issued our report dated October 13, 2009, accompanying the consolidated financial statements included in the Annual Report of Napco Security Technologies, Inc. and Subsidiaries on Form 10-K for the year ended June 30, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Napco Security Technologies, Inc. on Form S-8 (Registration No. 333-14743).


/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Melville, New York
October 13, 2009